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                                                                  Exhibit (i)(3)

GOODWIN PROCTER                    Goodwin Procter LLP      T: 617.570.1000
                                   Counsellors at Law       F: 617.523.1231
                                   Exchange Place           goodwinprocter.com
                                   Boston, MA 02109

August 13, 2004

ING Series Fund, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, Arizona  85258

Re:   ING Series Fund, Inc.
      Post-Effective Amendment No. 71 to Registration Statement on Form N-1A File Nos. 33-41694; 811-6352

Ladies and Gentlemen:

As counsel to ING Series Fund, Inc., a Maryland corporation (the "Company"), we have been asked to render our opinion with respect to the issuance of up to 100,000,000 Class O shares of stock of the Company (the "Shares") representing interests in the ING Balanced Fund, a series of the Company (the "Series"), as more fully described in the prospectus and statement of additional information contained in Post-Effective Amendment No. 71 to the Company's Registration Statement on Form N-1A (the "Registration Statement").

We have examined such records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinion set forth below. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents. In addition, we have assumed that the number of Shares issued and outstanding at any time with respect to the Series shall not exceed the number of Shares duly authorized, designated and classified for the Series pursuant to the Articles of Incorporation of the Company, as in effect at such time.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the prospectus and statement of additional information relating to the Shares as in effect at the time of such issuance and sale, will be validly issued, fully paid and non-assessable by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm as legal counsel for the Company in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose

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ING Series Fund, Inc.
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consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ GOODWIN PROCTER LLP
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GOODWIN PROCTER  LLP